UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 ____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

July 17, 2000

Nissan Auto Receivables Corporation
on behalf of Nissan Auto Receivables 2000-B Owner Trust

(Exact name of registrant as specified in its charter)

Delaware	333-82763	33-0479655
(State or other Jurisdiction of incorporation)	(Commission Registration Number)	(I.R.S. Employer Identification Number)

990 WEST 190TH STREET
TORRANCE, CALIFORNIA 90502

___________________________________

(Address of principal executive office)
Registrant's telephone number, including area code: (310) 719-8013

Exhibit Index is on Page 4

Item 5.	Other Events.

On July 17, 2000, the principal and interest collected during the preceding calendar month, net of certain adjustments as provided for in the Sale and Servicing Agreement, dated as of June 21, 2000 (the "Agreement"), among Nissan Auto Receivables 2000-B Owner Trust, as Issuer, Nissan Auto Receivables Corporation, as Seller, and Nissan Motor Acceptance Corporation, as Servicer, were distributed to the holders of notes ("Noteholders") issued by Nissan Auto Receivables 2000-B Owner Trust. In accordance with the Agreement, the Servicer's Certificate, as defined in the Agreement, was furnished to the Indenture Trustee (as defined in the Agreement) for the benefit of the Noteholders. A copy of the Servicer's Certificate is being filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7(c).	Exhibits.
The exhibit number corresponds with Item 601(a) of Regulation S-K.

	Exhibit No.	Description
	99.1	Servicer's Certificate for the month of June 2000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned thereunto duly authorized.

NISSAN AUTO RECEIVABLES CORPORATION

By:
	Name: Title:	Kazuhiko Kazama Assistant Treasurer

July 20, 2000

EXHIBIT INDEX
Exhibit No.	Description	Sequentially Numbered Page
99.1	Servicer's Certificate for the month of June 2000	5

Nissan Auto Receivables 2000-B Servicer's Certificate for the month of June 2000	Exhibit 99.1

Collection Period	June-00	30/360 Days	26
Distribution Date	17-Jul-00	Actual/360 Days	26

	Coupon Rate	Initial Balance	Beginning Balance	Ending Balance	Pool Factor
Total Portfolio		962,575,953.38	962,575,953.38	935,309,476.43	0.972
Total Securities		962,575,953.38	962,575,953.38	935,309,476.43	0.972
Class A-1 Notes	6.83125%	225,000,000.00	225,000,000.00	197,733,523.05	0.879
Class A-2 Notes	7.15000%	286,750,000.00	286,750,000.00	286,750,000.00	1.000
Class A-3 Notes	7.25000%	288,000,000.00	288,000,000.00	288,000,000.00	1.000
Class A-4 Notes	7.27000%	81,000,000.00	81,000,000.00	81,000,000.00	1.000
Certificates	0.00000%	81,825,953.38	81,825,953.38	81,825,953.38	1.000

	Principal Payment	Interest Payment	Principal per $1000 Face Amount	Interest per $1000 Face Amount
Class A-1 Notes	27,266,476.95	1,110,078.13	121.1843420	4.9336806
Class A-2 Notes	0.00	1,480,745.14	-	5.1638889
Class A-3 Notes	0.00	1,508,000.00	-	5.2361111
Class A-4 Notes	0.00	425,295.00	-	5.2505556
Certificates	0.00	0.00	-	-
Total Securities	27,266,476.95	4,524,118.26

I. COLLECTIONS
Interest:
Interest Collections		4,034,937.36
Repurchased Loan Proceeds Related to Interest		2,586.79
Total Interest Collections		4,037,524.15

Principal:
Principal Collections		26,808,127.31
Repurchased Loan Proceeds Related to Principal		458,349.64
Total Principal Collections		27,266,476.95

Recoveries of Defaulted Receivables		0.00
Investment Earnings on Yield Supplement Account		96,968.09
Release from the Yield Supplement Account		2,969,197.44
Servicer Advances		0.00

Total Collections		34,370,166.63

II. COLLATERAL POOL BALANCE DATA
	Number	Amount
Pool Balance - Beginning of Period	64,045	962,575,953.38
Total Principal Collections		27,266,476.95
Principal Amount of Gross Losses		0.00
Pool Balance - End of Period	63,480	935,309,476.43

III. DISTRIBUTIONS

Total Collections		34,370,166.63
Reserve Account Draw		0.00
Total Available for Distribution		34,370,166.63

1. Reimbursement of Advance		0.00

2. Servicing Fee:
Servicing Fee Due		802,146.63
Servicing Fee Paid		802,146.63
Servicing Fee Shortfall		0.00

3. Interest:
Class A-1 Notes Monthly IHT=19>

Weighted Average Coupon		5.01%
Weighted Average Remaining Maturity		47.94

Principal Recoveries of Defaulted Receivables		0.00
Principal on Defaulted Receivables		0.00
Pool Balance at Beginning of Collection Period		962,575,953.38
Net Loss Ratio		0.00%

Net Loss Ratio for Second Preceding Collection Period		0.00%
Net Loss Ratio for Preceding Collection Period		0.00%
Net Loss Ratio for Current Collection Period		0.00%
Average Net Loss Ratio		0.00%

Delinquent Receivables:	Amount	Number
31-60 Days Delinquent	1,074,538.85	79
61-90 Days Delinquent	-	-
91-120 Days Delinquent	-	-
Total Delinquent Receivables:	1,074,538.85	79
60+ Days Delinquencies as Percentage of Receivables	0.00%	0.00%

Delinquency Ratio for Second Preceding Collection Period		0.00%
Delinquency Ratio for Preceding Collection Period		0.00%
Delinquency Ratio for Current Collection Period		0.00%
Average Delinquency Ratio		0.00%